UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FactSet Research Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3362547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code, of agent for service: (203) 810-1000

FactSet Research Systems Inc. 2008 Non-Employee Directors’ Stock Option Plan

FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan

(Full Title of the Plans)

Peter G. Walsh

Chief Financial Officer

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, CT 06851

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
In respect of the Non-Employee Directors’ Plan: Common Stock, par value $0.01 per share	250,000	$44.05	$11,011,250	$433
In respect of the Employee Purchase Plan: Common Stock, par value $0.01 per share	500,000	$44.05	$22,022,500	$865

(1)	Of the total 750,000 shares (the “Shares”) of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) being registered, up to (i) 250,000 of the Shares are reserved for issuance pursuant to the FactSet Research Systems Inc. 2008 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and (ii) 500,000 of the Shares are reserved for issuance pursuant to the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (the “Employee Purchase Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also registers such shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding Shares are converted or exchanged.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on January 8, 2009, which was $44.05.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by FactSet Research Systems Inc. (the “Company”) are incorporated herein by reference and shall be deemed a part hereof:

(a) FactSet Research Systems Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2008 (and the documents incorporated by reference therein) filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) FactSet Research Systems Inc. Definitive Proxy Statement on Form DEF 14A filed with the Commission on October 30, 2008 (and the documents incorporated by reference therein).

(d) The description of the Company’s Common Stock contained in the FactSet Research Systems Inc. Registration Statement on Form S-1 (File No. 333-04238), filed with the Commission on June 26, 1996, pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The By-laws of the Company (Article IX, Section 1) provide the following:

“The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding.”

The Certificate of Incorporation of the Company (Article Fourteen) provides the following:

“To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this paragraph A shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.”

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2000)

4.4	Amendment to the By-laws (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

4.5	Description of the Company’s Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

4.6	FactSet Research Systems Inc. 2008 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

4.7	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

5.1	Opinion and Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, regarding the legality of the securities being issued

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 9th day of January, 2009.

FACTSET RESEARCH SYSTEMS INC.

by	/s/ Peter G. Walsh
Name:	Peter G. Walsh
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

POWERS OF ATTORNEY

Each person whose signature appears below appoints Peter G. Walsh, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP A. HADLEY	Chairman of the Board of Directors and Chief	January 9, 2009
Philip A. Hadley	Executive Officer

/s/ CHARLES J. SNYDER	Vice Chairman of the Board of Directors	January 9, 2009
Charles J. Snyder

/s/ MICHAEL F. DICHRISTINA	President, Chief Operating Officer and Director	January 9, 2009
Michael F. DiChristina

/s/ PETER G. WALSH	Executive Vice President, Chief Financial Officer	January 9, 2009
Peter G. Walsh	and Treasurer

/s/ MAURIZIO NICOLELLI	Vice President and Comptroller	January 9, 2009
Maurizio Nicolelli	(Principal Accounting Officer)

/s/ SCOTT A. BILLEADEAU	Director	January 9, 2009
Scott A. Billeadeau

/s/ JAMES J. MCGONIGLE	Director, Lead Independent Director	January 9, 2009
James J. McGonigle

/s/ JOSEPH E. LAIRD, JR.	Director	January 9, 2009
Joseph E. Laird, Jr.

/s/ WALTER F. SIEBECKER	Director	January 9, 2009
Walter F. Siebecker

/s/ JOSEPH R. ZIMMEL	Director	January 9, 2009
Joseph R. Zimmel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2000)

4.4	Amendment to the By-laws (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

4.5	Description of the Company’s Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

4.6	FactSet Research Systems Inc. 2008 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

4.7	FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2008)

5.1	Opinion and Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, regarding the legality of the securities being issued

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)